UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2008

COMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower

1717 Main Street, MC 6404

Dallas, Texas  75201

(Address of principal executive offices)   (zip code)

(214) 462-6831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 18, 2008, the Board of Directors of Comerica Incorporated (the “Company”), upon the recommendation of the Governance, Compensation and Nominating Committee, approved amendments to various plans and approved revised forms of its change of control employment agreements.  The amendments were made primarily to achieve compliance with, or exemption from, Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations issued thereunder (“Section 409A”).  These amendments included adding a 6-month delay for certain payments following the separation from service of certain key employees, modifying the definition of change of control and other terms where needed to satisfy Section 409A requirements, and clarifying that deferred amounts may only be distributed upon a permissible payment event under Section 409A, such as separation from service, disability, death, a time or fixed schedule, a change in control, or the occurrence of an unforeseeable emergency.  In some cases, the Plans or agreements were amended to provide exemption from Section 409A by, for example, providing that distribution of amounts would occur within two and a half months following the end of the taxable year in which the right to receive the payment is no longer subject to a substantial risk of forfeiture.

The amended plans include, without limitation, the 1999 Comerica Incorporated Amended and Restated Deferred Compensation Plan, the 1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan, the Comerica Incorporated 2006 Amended and Restated Long-Term Incentive Plan, the Comerica Incorporated 2006 Management Incentive Plan, the Comerica Incorporated Amended and Restated Employee Stock Purchase Plan, the Comerica Incorporated Incentive Plan for Non-Employee Directors, the Amended and Restated Comerica Incorporated Non-Employee Director Fee Deferral Plan, the Amended and Restated Comerica Incorporated Common Stock Non-Employee Director Fee Deferral Plan and the Benefit Equalization Plan for Employees of Comerica Incorporated (collectively, the “Plans”).  The amendments to the Plans will become effective December 31, 2008.  The summary descriptions of the Plan amendments set forth above are qualified in all respects by reference to the full Plans, as amended, which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2008.

The revised change of control employment agreements will, upon execution by an executive, supersede the prior change of control employment agreement between that executive and the Company, if applicable. The summary descriptions of the change of control employment agreement revisions set forth above are qualified in all respects by reference to the full agreement forms, as revised, which are attached as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.  The revised change of control employment agreement version to be used by the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of the Company is attached as Exhibit 10.1 hereto.

The amended Plans and revised change of control employment agreements that pertain to Senior Executive Officers (as defined in subsection 111(b)(3) of the Emergency Economic Stabilization Act of 2008 (“EESA”) and regulations issued thereunder) are, to the extent applicable, subject to certain amendments previously made by the Company in connection with its participation in the Troubled Assets Relief Program (“TARP”) Capital Purchase Program under the EESA.  Those amendments limit the benefits that can be received by Senior Executive Officers in certain circumstances and are described in the Company’s Current Report on Form 8-K filed on November 19, 2008.

ITEM 9.01                                   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1                           Form of Change of Control Employment Agreement (BE4 and Higher Version)

10.2                           Form of Change of Control Employment Agreement (BE2-BE3 Version)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

	By:	/s/ Jon W. Bilstrom
	Name:	Jon W. Bilstrom
	Title:	Executive Vice President-Governance, Regulatory Relations and Legal Affairs,
and Secretary

Date: November 21, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change of Control Employment Agreement (BE4 and Higher Version)

10.2	Form of Change of Control Employment Agreement (BE2-BE3 Version)